SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Glen Burnie Bancorp
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[GLEN BURNIE BANCORP LETTERHEAD]

April 10, 2007

Dear Fellow Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Glen Burnie Bancorp (the “Company”) to be held at La Fontaine Bleu, 7514 Ritchie Highway, Glen Burnie, Maryland on Thursday, May 10, 2007 at 2:00 p.m.

The accompanying notice and proxy statement describe the formal business to be transacted at the meeting which includes the election of directors and authorization for the Board of Directors to select the Company’s auditors for the 2007 fiscal year.

Enclosed with this proxy statement are a proxy card and an Annual Report to Stockholders for the 2006 fiscal year. During the meeting, we will report on the operations of the Company’s wholly-owned subsidiary, The Bank of Glen Burnie. Directors and officers of the Company as well as representatives of Trice Geary & Myers LLC, our independent auditors, will be present to respond to any questions the stockholders may have.

ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares you own. If you plan to attend the meeting, please check the box on the enclosed form of proxy.

Sincerely,

John E. Demyan	F. William Kuethe, Jr.
Chairman	President and Chief
Executive Officer

 GLEN BURNIE BANCORP
101 Crain Highway, S.E.
Glen Burnie, Maryland 21061
(410) 766-3300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 10, 2007

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Glen Burnie Bancorp (the “Company”) will be held at La Fontaine Bleu, 7514 Ritchie Highway, Glen Burnie, Maryland on Thursday, May 10, 2007 at 2:00 p.m., Eastern Time.

A proxy statement and proxy card for the Annual Meeting accompany this notice.

The Annual Meeting has been called for the following purposes:

1.	To elect four directors;

2.	To authorize the Board of Directors to accept the selection of the Audit Committee of an outside auditing firm for the 2007 fiscal year; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on April 2, 2007 are the only stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

You are requested to complete and sign the accompanying proxy card, which is solicited by the Board of Directors and to mail it promptly in the accompanying envelope. The proxy card will not be used if you attend and vote at the Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

Barbara J. Elswick
secretary

Glen Burnie, Maryland
April 10, 2007

 IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
OF
GLEN BURNIE BANCORP
101 Crain Highway, S.E.
Glen Burnie, Maryland 21061

ANNUAL MEETING OF STOCKHOLDERS
May 10, 2007

 GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of Glen Burnie Bancorp (the “Company”) to be used at the 2007 Annual Meeting of Stockholders of the Company and any adjournments or postponements thereof (hereinafter called the “Annual Meeting”) which will be held at La Fontaine Bleu, 7514 Ritchie Highway, Glen Burnie, Maryland on Thursday, May 10, 2007 at 2:00 p.m., Eastern Time. The accompanying Notice of Annual Meeting and form of proxy and this Proxy Statement are being first mailed to stockholders on or about April 10, 2007.

 VOTING AND REVOCABILITY OF PROXIES

Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are given, proxies will be voted for the nominees named below and for the proposal to authorize the Board of Directors to accept the selection of the Audit Committee of an outside auditing firm for the 2007 fiscal year. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and with respect to matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker no votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to Barbara J. Elswick, the Secretary of the Company, at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting. A proxy will not be voted if a stockholder attends the Annual Meeting and votes in person. The presence of a stockholder at the Annual Meeting will not revoke such stockholder’s proxy.

 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The securities entitled to vote at the Annual Meeting consist of the Company’s common stock, par value $1.00 per share (the “Common Stock”). Stockholders of record as of the close of business on April 2, 2007 (the “Record Date”) are entitled to one vote for each share then held. At the Record Date, the Company had 2,484,673 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting. Persons and groups beneficially owning in excess of 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”). The following table sets forth, as of the Record Date, certain information as to the Common Stock beneficially owned by all persons who were known to the Company to beneficially own more than 5% of the Common Stock outstanding at the Record Date.

i

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Shares Of Common Stock Outstanding
John E. Demyan 101 Crain Highway, S.E. Glen Burnie, Maryland 21061	234,419	9.44%

Frederick W. Kuethe, III 377 Swinton Way Severna Park, Maryland 21032	131,239 [2]	5.29%

Eugene P. Nepa 36 Summerhill Trailer Park Crownsville, Maryland 21032	190,437 [3]	7.66%

Marrian K. McCormick 8 Oak Lane Glen Burnie, Maryland 21061	137,132 [4]	5.52%
_____________________________

[1]
Rounded to nearest whole share. For purposes of this table, a person is deemed to be the beneficial owner of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals or group exercise sole voting and investment power over the shares of the Common Stock.

[2]
Includes 18,617 shares held jointly, 757 shares held by Mr. Kuethe individually, 5,361 shares held by Mr. Kuethe for the benefit of a minor child, 344 shares held by Mrs. Kuethe individually, and 5,360 shares held by Mrs. Kuethe for the benefit of a minor child. Each disclaims beneficial ownership to the shares owned individually by the other. Also includes 100,800 shares held by Mr. Kuethe as one of the trustees for The Kuethe Family Educational Trust.

[3]	Includes 9,537 shares held individually, 152,244 shares held by the Eugene P. Nepa Revocable Trust, and 28,656 shares held in Mr. Nepa’s Individual Retirement Account (“IRA”).

[4]
Includes 4,783 shares held by Mrs. McCormick individually, 14,680 shares held by Mrs. McCormick for the benefit of minor children, 16,869 shares held by Mrs. McCormick jointly with others, and 100,800 shares held by Mrs. McCormick as one of the trustees for The Kuethe Family Educational Trust.

 PROPOSAL I -- ELECTION OF DIRECTORS

The Board of Directors currently consists of 12 directors. Under the Company’s Articles of Incorporation, directors are divided into three classes and elected for terms of three years each and until their successors are elected and qualified. The Board has nominated F. William Kuethe, Jr., Thomas Clocker, William N. Scherer, Sr., and Karen Thorwarth for election as directors to serve for terms of three years each and until their successors are elected and qualified. Under Maryland law, directors are elected by a plurality of all votes cast at a meeting at which a quorum is present.

Unless contrary instruction is given, the persons named in the proxies solicited by the Board of Directors will vote each such proxy for the election of the named nominees. If any of the nominees is unable to serve, the shares represented by all properly executed proxies which have not been revoked will be voted for the election of such substitute as the Board may recommend or the Board may reduce the size of the Board to eliminate the vacancy. At this time, the Board does not anticipate that any nominee will be unavailable to serve.

The following table sets forth, for each nominee and each continuing director, his or her name, age as of the Record Date, the year he or she first became a director of the Company, the expiration of his or her current term, and whether such individual has been determined by the Board to be “independent” as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers (NASD). Each nominee and continuing director is also a member of the Board of Directors of The Bank of Glen Burnie (the “Bank”) and GBB Properties, Inc. (“GBB Properties”). There are no known arrangements or understandings between any director or nominee for director of the Company and any other person pursuant to which such director or nominee has been selected as a director or nominee.

		Director	Current Term
Name	Age	Since	to Expire	Independent

Board Nominees for Term to Expire in 2010

F. William Kuethe, Jr.	74	1995	2007	No
Thomas Clocker	72	1995	2007	Yes
William N. Scherer, Sr.	83	1995	2007	Yes
Karen B. Thorwarth	49	1995	2007	Yes

Directors Continuing in Office

John E. Demyan	59	1995	2008	No
Charles Lynch, Jr.	53	2003	2008	Yes
F. W. Kuethe, III	47	1992	2008	No
Mary Lou Wilcox	58	1997	2008	Yes
Shirley E. Boyer	70	1995	2009	Yes
Michael G. Livingston	53	2005	2009	No
Norman E. Harrison	61	2005	2009	Yes
Edward L. Maddox	56	2005	2009	Yes

Presented below is certain information concerning the nominees and directors continuing in office. Unless otherwise stated, all directors and nominees have held the positions indicated for at least the past five years.

Shirley E. Boyer is the owner/manager of a large number of residential properties in Anne Arundel County, Maryland. She has 13 years experience in the local banking industry where she was given progressive responsibilities, holding positions from Teller to Assistant Branch Manager.

Michael G. Livingston was appointed Deputy Chief Executive Officer and Executive Vice President in August 2004 and became a Director on January 1, 2005. Mr. Livingston was a Senior Vice President from January 1998 until August 2004 and had been Chief Lending Officer of the Bank from 1996 until August 2004. He served as Deputy Chief Operating Officer from February 14, 2003 through December 31, 2003 and was appointed the Chief Operating Officer effective January 1, 2004.

Norman E. Harrison has 32 years of experience as a certified public accountant. He is a founding partner of Harrison, Fields & Company, LLC, a public accounting firm specializing in auditing, accounting, taxes and consulting. Prior to opening the company, Mr. Harrison was a senior partner responsible for managing the Baltimore office of Stegman & Company, P.A., a large regional public accounting firm. Mr. Harrison is a member of the American Institute of Certified Public Accountants, the Maryland Association of Certified Public Accountants and the National Association of Credit Union Supervisory and Auditing Committee. He currently serves as an advisory board member of several corporations.

Edward L. Maddox has 31 years of professional experience in the financial services industry. He currently provides expertise in the areas of profitability reporting, commercial lending revenue enhancement and international cash management products to major U.S. banks as a consultant with Automated Financial Systems. During his career Mr. Maddox worked in the operations division of First National Bank of Maryland and the Equitable Trust Company. He was a member of the Adjunct Faculty at Loyola College from 1980 - 1985 while serving as the Director of Consulting for Commercial Banking Funds Management with Littlewood, Shain & Company. In 2003, Governor Robert L. Ehrlich appointed Mr. Maddox to the Maryland State Information Technology Board. He served as a Delegate on the Greater Severna Park Council from 1979-1982 and 1989-1993. He currently serves on the Shipley’s Choice Community Association’s Board of Directors where he has held several leadership positions including a three-year term as President.

John E. Demyan has been Chairman of the Board of the Company, the Bank and GBB Properties since 1995. He previously served as a director of the Company and the Bank from 1990 through 1994. He completed the Maryland Banking School in 1994. He is the owner and manager of commercial and residential properties in northern Anne Arundel County, Maryland. Mr. Demyan is also a commercial multi-engine pilot and flight instructor. He is an active volunteer with Angel Flight Mid-Atlantic, an organization that provides free air transportation for medical treatments to individuals who have exhausted their resources as a result of their medical condition.

Frederick W. Kuethe, III has been a Vice President of the Company since 1995 and a director of the Bank since 1988. In addition to his active participation on the board, he also works in software design and systems integration at Northrop Grumman Corp. He is a graduate of the Maryland Banking School. Mr. Kuethe is the son of F. William Kuethe, Jr.

Mary Lipin Wilcox is a teacher at Belle Grove Elementary School in Brooklyn Park, Maryland. She is an active member of her church, the teacher’s association and the community. She has served on the Glen Burnie Improvement Association’s Carnival Banking Committee for over 35 years as well as serving on other Carnival committees.

Charles Lynch, Jr. is President of The General Ship Repair Corporation in Baltimore, Maryland and has nearly 30 years of experience in marine engineering and ship repair. He holds a Bachelor of Science degree in Industrial Engineering, with a minor in Ocean Engineering, from the University of Miami and serves on the Baltimore Maritime Museum’s Board of Directors. He is an active member of the Annapolis Yacht Club and St. Annes Episcopal Church in Annapolis, Maryland.

 F. William Kuethe, Jr. has served as President and Chief Executive Officer of the Company and the Bank since 1995. He also served as a director of the Bank from 1960 through 1989. He was formerly President of Glen Burnie Mutual Savings Bank from 1960 through 1995. Mr. Kuethe, a former licensed appraiser and real estate broker, has banking experience at all levels. Mr. Kuethe is the father of Frederick W. Kuethe, III.

Thomas Clocker has been the owner/operator of Angel’s Food Market in Pasadena, Maryland since 1960. He served on the Mid-Atlantic Food Association’s board of directors for nine years and is a founding member of the Pasadena Business Association. Mr. Clocker is actively involved in the community as a supporter of local schools, athletic associations and scouting groups.

William N. Scherer, Sr. has been a member of the local business community since 1952 when he owned and operated an accounting and tax business. After graduating from law school in 1962, he opened a law practice in Glen Burnie. He currently specializes in wills and estates. He previously operated Scherer’s Market in Jessup, Maryland from 1960 to 2004. Mr. Scherer is chairman of the Audit Committee. Mr. Scherer is past director of the Chartwell Golf and Country Club and past director of the Mariner Sands Chapel.

Karen B. Thorwarth is a Certified Insurance Counselor and a licensed agent. She has 24 years of experience including commercial property and casualty insurance, marketing, and underwriting of commercial boat and pleasure yacht insurance.

 CORPORATE GOVERNANCE

The Board of Directors periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency, and maintains full compliance with the laws, rules and regulations which govern the Company’s operations.

Meetings and Committees of the Board of Directors

Board of Directors. The Board of Directors consists of twelve members and holds regular monthly meetings and special meetings as needed. During the year ended December 31, 2006, the Board met 12 times. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors held during 2006 and the total number of meetings held by all committees on which the director served during such year. Board members are expected to attend the Annual Meeting of Stockholders, and all incumbent directors attended the 2006 Annual Meeting of Stockholders.

The Board has numerous committees, each of which meets at scheduled times, including the following committees:

Audit Committee. The Bank’s Audit Committee acts as the audit committee for the Company and currently consists of Directors William N. Scherer, Sr., Shirley E. Boyer, Karen B. Thorwarth, Norman E. Harrison and Thomas Clocker. During the year ended December 31, 2006, the Audit Committee met 16 times.

The Audit Committee monitors internal accounting controls, meets with the Bank’s Internal Auditor to review internal audit findings, recommends independent auditors for appointment by the Board, and meets with the Company’s independent auditors regarding these internal controls to assure full disclosure of the Company’s financial condition. Each member of the Audit Committee is independent, as defined in Rule 4200(a)(15) of the listing standards of the NASD, meets the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under the Exchange Act, and otherwise meets the criteria for Audit Committee membership set forth in applicable NASD rules. In addition, each member of the Audit Committee is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. Additionally at least one member of the Committee has employment experience in finance or accounting and the requisite professional certification in accounting, which results in the individual’s financial sophistication. The Audit Committee does not include an “audit committee financial expert” (as defined in applicable Securities and Exchange Commission (SEC) rules), because the Board of Directors believes that the benefits provided by the addition to the Audit Committee of an individual who meets the SEC criteria at this time do not justify the cost of retaining such an individual.

Employee Compensation and Benefits Committee. The Bank’s Employee Compensation and Benefits Committee acts as the compensation committee for the Company and is composed of Directors Shirley E. Boyer, F. William Kuethe, Jr., John E. Demyan, William N. Scherer, Sr., Frederick W. Kuethe, III, Thomas Clocker, Michael G. Livingston, and Karen Thorwarth. Messrs. Kuethe, Demyan, Kuethe and Livingston are not independent directors. This Committee met four times during 2006. The purpose of the Compensation Committee is to evaluate and ascertain the appropriateness of compensation levels pertaining to the officers of the Bank other than the Chief Executive Officer and the other executive officers of the Bank. The compensation levels of the Chief Executive Officer and the other executive officers of the Bank are reviewed by the full Board of Directors and must be approved by a majority of the independent directors. The Chief Executive Officer is not present during deliberations or voting on his compensation.

Nominations. The independent members of the Company’s Board of Directors acts as a nominating committee for the annual selection of its nominees for election as directors, and the Board held one meeting during 2007 in order to make nominations for directors. The Board has not adopted a charter with respect to the nominating committee function. The Board of Directors believes that the interests of the Company’s shareholders are served by relegating the nominations process to the Board members who are independent from management. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Company’s stockholders for nominees, nor established any procedures for this purpose. In considering prospective nominees, the Board of Directors will consider the prospect’s relevant financial and business experience, familiarity with and participation in the Bank’s market area, the integrity and dedication of the prospect, his independence and other factors the Board deems relevant. The Board of Directors will apply the same criteria to nominees recommended by stockholders as those recommended by the Board. Nominations by stockholders must comply with certain informational requirements set forth in Article III, Section 1 of the Company’s Bylaws. See “Stockholder Proposals” elsewhere in this Proxy Statement.

Director Compensation

Director’s Fees. Currently, all directors are paid a fee of $1,000 for each combined regular or special meeting of the Company and the Bank attended, with fees paid for one excused absence. In addition to the foregoing director’s fees, Mr. Demyan is compensated at the rate of $30,000 per annum for the additional responsibilities of serving as the Chairman of the Board. Directors (other than F. William Kuethe, Jr., Mr. Demyan and Mr. Livingston who receive no fees for committee meetings) are paid an additional $300 chairman fee or $200 member fee, as applicable, for each committee meeting. Directors are also eligible for annual bonuses.

Executive and Director Deferred Compensation Plan. The Bank’s Board of Directors has adopted The Bank of Glen Burnie Executive and Director Deferred Compensation Plan pursuant to which participating directors may elect to defer all or a portion of their fees on a pre-tax basis. Deferred fees are held in a trust account and invested as directed by the participant. Participants are fully vested in their accounts at all times and may elect to have their accounts paid out in a lump sum or in equal installments over a period of five, ten or fifteen years beginning on a date no earlier than three years after the initial deferral election. Upon a participant’s death, any amounts remaining in their account will be paid to their beneficiaries.

Director Health Plan. All directors have the right to participate in the Bank’s health insurance plan. Under the terms of the plan, the Bank pays 80% of the premiums for participating directors and their spouses.

v

The following table summarizes the compensation paid to directors other than those included in the Summary Compensation Table below, for the fiscal year ended December 31, 2006:

Name (a)	Fees Earned or Paid in Cash(1) (b)	All Other Compensation (g)		Total (h)
Thomas Clocker	$21,900	$6,509	(3)	$28,409
William N. Scherer, Sr.	$22,700	--		$22,700
Karen B. Thorwarth	$21,500	$18,497	(3)	$39,997
John E. Demyan (2)	$52,000	$12,984		$64,984
Charles Lynch, Jr.	$18,100	--		$18,100
F. W. Kuethe, III	$26,600	--		$26,600
Mary Lou Wilcox	$17,300	--		$17,300
Shirley E. Boyer	$21,700	$4,128	(3)	$25,828
Norman E. Harrison	$20,500	--		$20,500
Edward L. Maddox	$17,300	--		$17,300

_____________________________

(1)	Includes a $2,500 year-end bonus paid to each Director other than Mr. Demyan.
(2)
Mr. Demyan’s fees earned includes a $10,000 year-end bonus, and his other compensation consists of: $5,458 Director Health Plan benefits (including health and dental); $2,600 as a 5% employer contribution, $713 as a an employer matching contribution, and $4,001 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $97 for term life insurance benefits, $78 for disability insurance benefits, and $36 employee assistance program benefits under the Bank’s sponsored benefits plans available to all employees.

(3)	Consists of Director Health Plan benefits.

Transactions with Management

Certain directors, executive officers and significant stockholders of the Company, and members of their immediate families, were depositors, borrowers or customers of the Bank in the ordinary course of business during 2006. Similar transactions are expected to occur in the future. All such transactions were made in the ordinary course of business of the Bank and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collection or present other unfavorable features.

The Bank’s Internal Audit/Compliance Department reviews all loan transactions with directors, officers and employees of the Bank and members of their immediate families to ensure that they are fair and reasonable, on market terms, on an arms-length basis and comply with all applicable regulations including Federal Reserve Board Regulation O which governs such loans. The Internal Audit/Compliance Department also provides the Board of Directors with semi-annual reports of all loans outstanding to employees, officers, and directors which reports are reviewed by the entire Board at a regularly scheduled meeting.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that is designed to promote the highest standards of ethical conduct by the Company’s and the Bank’s directors, executive officers and employees. The Code of Business Conduct and Ethics has been posted on the Bank’s website, www.thebankofglenburnie.com.

Communications with the Board

The Board of Directors has not established a formal process for stockholders to send communications to the Board. Due to the infrequency of stockholder communications to the Board, the Board does not believe that a formal process is necessary. Furthermore, all of the Company’s Board members are residents of the communities served by the Bank and where most of the Company’s stockholders reside, and therefore are accessible to the great majority of the Company’s stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to regulations promulgated under the Exchange Act, the Company’s officers, directors and persons who own more than ten percent of the outstanding Common Stock (“Reporting Person”) are required to file reports detailing their ownership and changes of ownership in such Common Stock, and to furnish the Company with copies of all such reports. Based on the Company’s review of such reports which the Company received during the last fiscal year, or written representations from Reporting Persons that no annual report of change in beneficial ownership was required, the Company believes that, with respect to the last fiscal year, all persons subject to such reporting requirements have complied with the reporting requirements.

 SECURITIES OWNERSHIP OF MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the shares of Common Stock as of the Record Date by (i) each executive officer of the Company named in the Summary Compensation Table included elsewhere in this Proxy Statement, (ii) each current director and each nominee for election as a director and (iii) all directors and executive officers of the Company as a group.

Name	Amount And Nature of Beneficial Ownership (1)		Percent of Class
F. William Kuethe, Jr.	52,809	(2)	2.13%
Thomas Clocker	9,856	(3)	0.40%
William N. Scherer, Sr.	13,984	(4)	0.57%
Karen B. Thorwarth	1,891		0.08%
John E. Demyan	234,419		9.44%
F. W. Kuethe, III	131,239	(5)	5.29%
Mary Lou Wilcox	1,907		0.08%
Michael G. Livingston	3,210	(6)	0.13%
Norman E. Harrison	720		0.03%
Shirley E. Boyer	19,300	(7)	0.78%
Charles Lynch, Jr.	20,991	(8)	0.85%
Edward L. Maddox	6,314	(9)	0.26%
All directors, nominees and executive officers as a group (13 persons)	497,678		20.03%

_____________________________

(1)
Rounded to nearest whole share. For the definition of “beneficial ownership,” see footnote (1) to the table in the section entitled “Voting Securities and Principal Holders Thereof.” Unless otherwise noted, ownership is direct and the named individual has sole voting and investment power.

(2)	Includes 18,066 shares held jointly with others and 26,300 shares held by The Kuethe Family Trust, of which he and his spouse are trustees.

(3)	Includes 7,686 shares as to which he shares voting and investment power.

(4)	Includes 12,915 shares as to which he shares voting and investment power.

(5)	See footnote (2) to the table in the section entitled “Voting Securities and Principal Holders Thereof”.

(6)	Includes 3,090 shares to which he shares voting and investment power.

(7)	Includes 17,478 shares as to which she shares voting and investment power.

(8)	Includes 6,786 shares held for the benefit of two minor children and 1,506 shares held by Mrs. Lynch. Each disclaims beneficial ownership to the shares owned individually by the other.

(9)	Includes 1,257 shares as to which he shares voting and investment power.

 EXECUTIVE COMPENSATION

Introduction

The individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during 2006 as well as up to three of the Company’s most highly compensated executive officers whose total compensation during 2006 exceeded $100,000 (listed in the Summary Compensation Table below), are referred to in the following discussion as the “named executive officers”. The following compensation discussion and analysis, executive compensation tables and related narrative describe the compensation awarded to, earned by or paid to the named executive officers for services provided to the Company and the Bank in 2006.

Compensation Discussion and Analysis

Compensation Committee. The Bank’s Employee Compensation and Benefits Committee acts as the compensation committee for the Company and determines the appropriateness of compensation levels pertaining to the officers of the Bank, other than the Chief Executive Officer and the other executive officers of the Bank (which are determined by the full Board of Directors based upon data provided by, and recommendations of, the Committee, and must be approved by a majority of the independent directors).

Philosophy, Goals and Objectives of Executive Compensation. The overall goal of the Committee is the establishment of compensation policies designed to attract, motivate, reward and retain qualified executives and employees who will foster a team orientation toward the achievement of company-wide business objectives and execute the Company’s strategic goals, thereby increasing the value created for shareholders.

The Bank compensates the named executive officers through a combination of base salary and bonus. The Compensation Committee’s compensation philosophy with respect to the named executive officers includes the following general elements: (1) providing overall compensation within a market competitive range and (2) rewarding achievement of company financial performance objectives as well as individual managerial effectiveness.

Base Salary. The primary component of compensation of our executives is base salary. The base salary levels of our executives in 2006 were established based upon: (i) the individual’s particular background and circumstances, including experience and skills, (ii) our knowledge of competitive factors within the industry in which we operate, (iii) the job responsibilities of the individual, (iv) our expectations as to the performance and contribution of the individual and our judgment as to the individual’s potential future value to us, (v) prior year salary levels, (vi) length of service, and (vii) with respect to those executives other than the Chief Executive Officer, the recommendations of the Chief Executive Officer and Chief Operating Officer. During 2005, the Bank’s continued steady financial results, credit performance, increased deposits, and dividend payments were considered in setting the 2006 salary levels.  In establishing the current base salary levels, we did not engage in any formal benchmarking activities or engage any outside compensation advisors. With respect to the salary of the Company’s Chief Executive Officer, Mr. Kuethe has voluntarily limited his base salary to its current level.

The base salary of the named executive officers is intended to provide a competitive base level of pay for the services they provide. The Company believes that the fixed base annual salary levels of the named executive officers helps the Bank retain qualified executives and provide a measure of income stability for the named executive officers that may lessen potential pressures to take possibly excessive risks to achieve performance measures under incentive compensation arrangements.

Bonus. All of the named executive officers are eligible for a bonus. In addition, certain officers who are viewed as having an opportunity to directly and substantially contribute to achievement of our short-term objectives are eligible to receive bonus compensation. Bonuses reward the named executive officers for achieving Company financial performance objectives and for demonstrating individual leadership. The Board believes that by providing a positive incentive and cash rewards, bonuses play an integral role in motivating and retaining qualified executives. A compensation structure of base salary and bonus opportunity for named executive officers generally represents a reasonable combination of fixed salary compared to variable incentive pay opportunity and reflects the Company’s goal of retaining and motivating the named executive officers. For purposes of determining the level of the bonus awards to be paid to executives for 2006, it was the view of the Employee Compensation and Benefits Committee that the Company’s 2006 results represented a strong performance. The Committee noted the following factors in support of its findings: return on average assets and equity were 0.84% and 10.00%; credit performance remained excellent; the executive officers were successful in implementing the growth strategy of the Bank, as the year end loan balance, before provision for loan loss, increased by 1.44% from 2005 to 2006; and the year end total deposit balance increased by 3.62% from 2005 to 2006.

Employee Stock Purchase Plan. All employees, including the named executive officers, are eligible to participate in the Company’s Employee Stock Purchase Plan at levels determined by the Bank’s human resources department and commensurate with each employee’s salary level. The Board believes that by making shares of the Company’s stock available to employees at a discounted price, employees become vested in the successful financial performance of the Bank and the Company.

Summary Compensation Table

The following table sets forth information regarding the total compensation paid or earned by the named executive officers for the fiscal year ended December 31, 2006:
Name and Principal Position (a)	Year (b)	Salary (c)		Bonus (d)	All Other Compensation (i)		Total (j)
F. William Kuethe, Jr. President and Chief Executive Officer	2006	$102,000	(1)	$15,000	$15,637	(2)	$132,637

Michael Livingston Executive Vice President, Chief Operating Officer and Deputy Chief Executive Officer	2006	$157,000	(1)	$20,000	$31,564	(3)	$208,564

John E. Porter Senior Vice President and Chief Financial Officer	2006	$95,275		$6,907	$30,833	(4)	$133,015
_____________________________

(1)	Salary for each of Messrs. Kuethe and Livingston includes $12,000 in directors’ fees.
(2)
Mr. Kuethe’s “Other Compensation” for 2006 consisted of: $3,755 as a 5% employer contribution, $1,587 as an employer matching contribution, and $5,779 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $4,372 representing the dollar value to Mr. Kuethe of the premiums on a term life insurance policy for his benefit; and $108 term life insurance benefits and $36 employee assistance program benefits under the Bank’s sponsored benefits plans available to all employees.

(3)
Mr. Livingston’s “Other Compensation” for 2006 consisted of: $7,001 as a 5% employer contribution, $2,272 as an employer matching contribution, and $10,774 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $563 representing the dollar value to Mr. Livingston of the premiums on a term life insurance policy for his benefit; and $10,499 health plan benefits, $108 term life insurance benefits, $312 disability insurance benefits, and $36 employee assistance program benefits under the Bank’s sponsored benefits plans available to all employees.

(4)
Mr. Porter’s “Other Compensation” for 2006 consisted of: $5,260 as a 5% employer contribution, $1,341 as an employer matching contribution, and $8,095 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $563 representing the dollar value to Mr. Porter of the premiums on a term life insurance policy for his benefit; and $15,183 health plan benefits (including health and dental), $108 term life insurance benefits, $248 disability insurance benefits, and $36 employee assistance program benefits under the Bank’s sponsored benefits plans available to all employees.

Change in Control Severance Plan

The Company and the Bank maintain a Change in Control Severance Plan. All employees, including the named executive officers, and Board members of the Company, the Bank and affiliates of the Company or Bank who, on the date of a change in control, are not parties to an employment agreement or change in control severance agreement with the applicable employer, are eligible to participate in the Plan. A “change in control” is defined as any one of the following events: (i) the acquisition of ownership, holding or power to vote more than 25% of the Company’s voting stock, (ii) the acquisition of the ability to control the election of a majority of the Bank’s or the Company’s directors, (iii) the acquisition of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Exchange Act, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Bank or the Company (excluding individuals whose election or nomination for election as a member of the existing board was approved by a vote of at least two-thirds of the continuing directors then in office) cease for any reason to constitute at least two-thirds thereof.

Under the terms of the Plan, in the event the individual voluntarily terminates his employment within two years following a change in control, or in the event the individual’s employment is terminated by the Bank (or its successor) for any reason, other than cause, within two years following a change in control, the individual is entitled to receive the benefits specified in the Plan based on the individual’s position with the employer and, in some instances, years of service on the date of the change in control. The payment will be made either in a lump sum or in installments, at the option of the individual. Under the Plan, upon a change in control Messrs. Kuethe and Livingston would each receive an amount equal to the aggregate present value of 2.99 times his average annual taxable compensation from the Company for the prior five complete years, and Mr. Porter would receive an amount equal to 130 weeks of his gross weekly salary as of the date of termination. In addition, Mr. Porter would receive $10,000 toward the premiums for his COBRA medical insurance coverage following the termination of employment if he elects to receive COBRA benefits. The aggregate present value of Mr. Porter’s cash payment and COBRA benefits may not exceed 2.99 times his average annual taxable compensation from the Company for the prior five complete years.

If change in control payments would be triggered today, the named executive officers would receive the following amounts: Mr. Kuethe, $224,710, Mr. Livingston, $339,056, and Mr. Porter, $220,998 plus $10,000 toward COBRA coverage.

Compensation Committee Interlocks and Insider Participation

As stated above (See “Corporate Governance - Employee Compensation and Benefits Committee”), the Employee Compensation and Benefits Committee determines the compensation levels for the officers of the Bank, other than the Chief Executive Officer and other executive officers of the Bank which are determined by the full Board of Directors and must be approved by a majority of the independent directors. F. William Kuethe, Jr., President and Chief Executive Officer of the Company and the Bank, and Michael Livingston, Executive Vice President and Chief Operating Officer of the Company and the Bank, serve on the Board and on the Committee. No executive officer of the Company or the Bank serves or has served as a member of the compensation committee of another entity, one of whose executive officers serves on the Employee Compensation and Benefits Committee of the Bank. No executive officer of the Company or the Bank serves or has served as a director of another entity, one of whose executive officers serves on the Committee.

Compensation Committee Report

The Employee Compensation and Benefits Committee has reviewed and discussed the Compensation Discussion and Analysis with management.  Based on the review and discussion, the Employee Compensation and Benefits Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

Employee Compensation and Benefits Committee
Shirley E. Boyer	Thomas Clocker
F. William Kuethe, Jr.	William N. Scherer, Sr.
John E. Demyan	Karen B. Thorwarth
F. W. Kuethe, III	Michael G. Livingston

 REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management the annual audited financial statements of the Company and its subsidiaries.

The Audit Committee has discussed with Trice Geary & Myers LLC, the independent auditors for the Company for 2006, the matters required to be discussed by Statement on Auditing Standards 61. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditors’ independence.

x

Based on the foregoing review and discussions, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year 2006 for filing with the Securities and Exchange Commission.

Audit Committee
William N. Scherer, Sr., Chairman	Norman E. Harrison
Shirley E. Boyer	Karen B. Thorwarth
Thomas Clocker

 PROPOSAL II -- AUTHORIZATION FOR APPOINTMENT OF AUDITORS

Selection of Auditors

Trice Geary & Myers LLC, which was the Company’s independent auditing firm for the 2006 fiscal year, is expected to be retained by the Audit Committee of the Board of Directors to be the Company’s independent auditors for the 2007 fiscal year. A representative of Trice Geary & Myers LLC is expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement if he or she so desires. The Board of Directors recommends a vote FOR the proposal to authorize the Board of Directors to accept the selection of the Audit Committee of an outside auditing firm for the ensuing year.

Disclosure of Independent Auditor Fees

The following is a description of the fees billed to the Company by Trice Geary & Myers LLC (“TGM”) during the years ended December 31, 2005 and 2006:

Audit Fees.  Audit fees include fees paid by the Company to TGM in connection with the annual audit of the Company’s consolidated financial statements, and review of the Company’s interim financial statements. Audit fees also include fees for services performed by TGM that are closely related to the audit and in many cases could only be provided by our independent auditors. Such services include consents related to SEC and other regulatory filings. The aggregate fees billed to the Company by TGM for audit services rendered to the Company for the years ended December 31, 2005 and December 31, 2006 totaled $84,329 and $96,470, respectively.

Audit Related Fees.  Audit related services include due diligence services related to mergers and acquisitions, accounting consultations, and employee benefit plan audits. The aggregate fees billed to the Company by TGM for audit related services rendered to the Company for the years ended December 31, 2005 and December 31, 2006 totaled $9,640 and $11,494, respectively.

Tax Fees.  Tax fees include corporate tax compliance, counsel and advisory services. The aggregate fees billed to the Company by TGM for the tax related services rendered to the Company for the years ended December 31, 2005 and December 31, 2006 totaled $6,620 and $6,452, respectively.

All Other Fees.  The aggregate fees billed to the Company by TGM for all other services rendered to the Company for matters such as general consulting services and services in connection with annual and special meetings of stockholders for the years ended December 31, 2005 and December 31, 2006 totaled $6,703 and $4,237, respectively.

Approval of Independent Auditor Services and Fees

The Company’s Audit Committee reviews all fees charged by the Company’s independent auditors, and actively monitors the relationship between audit and non-audit services provided. The Audit Committee must pre-approve all audit and non-audit services provided by the Company’s independent auditors and fees charged.

 OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the named proxies.

 MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation therefore.

The Company’s 2006 Annual Report to Stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on the Record Date with this Proxy Statement. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference. A copy of the Company’s Form 10-K for the fiscal year ended December 31, 2006 as filed with the Securities and Exchange Commission will be furnished without charge to stockholders as of the Record Date upon written request to Chief Financial Officer, Glen Burnie Bancorp, 101 Crain Highway, S.E., Glen Burnie, Maryland 21061.

 STOCKHOLDER PROPOSALS

Any stockholder desiring to present a proposal at the 2008 Annual Meeting of Stockholders and wishing to have that proposal included in the proxy statement for that meeting must submit the same in writing to the Secretary of the Company at 101 Crain Highway, S.E., Glen Burnie, Maryland 21061, in time to be received by December 13, 2007. The persons designated by the Company to vote proxies given by stockholders in connection with the Company’s 2008 Annual Meeting of Stockholders will not exercise any discretionary voting authority granted in such proxies on any matter not disclosed in the Company’s 2008 proxy statement with respect to which the Company has received written notice no later than February 26, 2008 that a stockholder (i) intends to present such matter at the 2008 Annual Meeting, and (ii) intends to and does distribute a proxy statement and proxy card to holders of such percentage of the shares of Common Stock required to approve the matter. If a stockholder fails to provide evidence that the necessary steps have been taken to complete a proxy solicitation on such matter, the Company may exercise its discretionary voting authority if it discloses in its 2008 proxy statement the nature of the proposal and how it intends to exercise its discretionary voting authority.

BY ORDER OF THE BOARD OF DIRECTORS

Barbara J. Elswick
secretary

Glen Burnie, Maryland
April 10, 2007

☒ please mark votes	REVOCABLE PROXY
as in this example	GLEN BURNIE BANCORP
2007 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby constitutes and appoints F. William Kuethe, John E. Demyan, and William N. Scherer, Sr., or a majority of them, with full powers of substitution, as attorneys-in-fact and agents for the undersigned, to vote all shares of Common Stock of Glen Burnie Bancorp which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at La Fontaine Bleu, 7514 Ritchie Highway, Glen Burnie, Maryland on Thursday, May 10, 2007 at 2:00 p.m., Eastern Time (the “Annual Meeting”), and at any and all adjournments thereof, as indicated below and as determined by a majority of the named proxies with respect to any other matters presented at the Annual Meeting.

	FOR	VOTE WITHHELD	FOR EXCEPT
1. To elect as directors all nominees listed below:	☐	☐	☐
F. William Kuethe, Jr.
Thomas Clocker
William N. Scherer, Sr.
Karen B. Thorwarth

INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY LISTED NOMINEE, MARK THE FOR EXCEPT BOX AND INSERT THAT NOMINEE’S NAME ON THE LINE PROVIDED BELOW.

	FOR	AGAINST	ABSTAIN
2. To authorize the Board of Directors to accept the auditors selected by the Audit Committee for the 2007 fiscal year	☐	☐	☐

The Board of Directors recommends a vote “FOR” the above listed propositions.

if you plan to attend the annual meeting, please check this box ☐

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE NOMINEES AND FOR PROPOSAL II. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE NAMED PROXIES. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

Please be sure to sign and date this Proxy here.

Date _________________

____________________________	________________________________
Stockholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

GLEN BURNIE BANCORP

Should the above signed be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The above signed hereby revokes any and all proxies heretofore given with respect to the shares of Common Stock held of record by the above signed. The above signed acknowledges receipt from the Company prior to the execution of this proxy of notice and a proxy statement and a 2006 Annual Report to stockholders for the annual meeting.

Please sign exactly as your name appears on the envelope in which this proxy was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED